EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77Q1:
  Exhibits
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EXHIBIT A:
Credit Suisse Warburg Pincus Capital Appreciation Fund, Inc.
(formerly Warburg, Pincus Capital Appreciation Fund, Inc.)
Registration No. 33-12344

SUB-ITEM 77Q1: Exhibits
(a) Amended By-Laws of Warburg, Pincus Capital Appreciation
Fund, Inc.

Articles of Amendment of Warburg, Pincus
Capital Appreciation Fund, Inc.




WARBURG, PINCUS CAPITAL APPRECIATION FUND
Certificate of Amendment

The undersigned, being the Vice President and Secretary of Warburg, Pincus Capital Appreciation Fund, a trust with transferable shares of the type commonly called a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust, dated January 20, 1987, as amended to date (as so amended, the "Declaration"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on December 21, 2000, the first sentence of Section 1.1 of the Declaration is hereby amended to read as in its entirety as follows:

The name of the Trust shall be "Credit Suisse Warburg
Pincus Capital Appreciation Fund" effective as of
March 26, 2001, and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever used in this Agreement and Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents or employees of the Trust or of such Trustees, or to the holders of the Shares of Beneficial Interest of the Trust, of any Series.

IN WITNESS WHEREOF, the undersigned has set his hand and seal this 13th day of March, 2001.

/s/Hal Liebes
Hal Liebes
Vice President and Secretary

ACKNOWLEDGMENT

STATE OF New York
COUNTY OF New York

March 13, 2001

Then personally appeared the above-named Hal Liebes and acknowledged the foregoing instrument to be his free act and deed.

Before me,
Joseph A. Messing
Notary Public
My commission expires: October 5, 2002





Amendment to the By-Laws
of
Warburg, Pincus Capital Appreciation Fund

Pursuant to Article VIII of the By-Laws of Warburg, Pincus Capital Appreciation Fund, the name has changed to Credit Suisse Warburg
Pincus Capital Appreciation Fund.
Dated the 7th day of March, 2001





WARBURG, PINCUS CAPITAL APPRECIATION FUND
AMENDED BY-LAWS
These Articles are the Bylaws of Warburg, Pincus Capital Appreciation Fund , a trust with transferable shares established under the laws of The Commonwealth of Massachusetts (the "Trust"), pursuant to an Agreement and Declaration of Trust of the Trust (the "Declaration") made the 20th of January, 1987, and filed in the office of the Secretary of the Commonwealth. These Bylaws have been adopted by the Trustees pursuant to the authority granted by Section 3.1 of the Declaration.
All words and terms capitalized in these Bylaws, unless otherwise defined herein, shall have the same meanings as they have in the Declaration.
ARTICLE
SHAREHOLDERS AND SHAREHOLDERS' MEETINGS
SECTION    Meetings.  A meeting of the Shareholders of the Trust
shall be held whenever called by the Trustees and whenever election of a Trustee or Trustees by Shareholders is required by the provisions of the 1940 Act. Meetings of Shareholders shall also be called by the Trustees when requested in writing by Shareholders holding at least ten percent (10%) of the Shares then outstanding for the purpose of voting upon removal of any Trustee, or if the Trustees shall fail to call or give notice of any such meeting of Shareholders for a period of thirty (30) days after such application, then Shareholders holding at least ten percent (10%) of the Shares then outstanding may call and give notice of such meeting. Notice of Shareholders' meetings shall be given as provided in the Declaration.
SECTION   Presiding Officer; Secretary.  The Trustees present at
any Shareholders' meeting shall elect one of their number as chairman of the meeting. Unless otherwise provided for by the Trustees, the Secretary of the Trust shall be the secretary of all meetings of Shareholders and shall record the minutes thereof.
SECTION   Authority of Chairman of Meeting to Interpret
Declaration and Bylaws. At any Shareholders' meeting the chairman of the meeting shall be empowered to determine the construction or interpretation of the Declaration or these Bylaws, or any part thereof or hereof, and his ruling shall be final.
SECTION Voting: Quorum. At each meeting of Shareholders, except as otherwise provided by the Declaration, every holder of record of Shares entitled to vote shall be entitled to a number of votes equal to the number of Shares standing in his name on the Share register of the Trust. Shareholders may vote by proxy and the form of any such proxy may be prescribed from time to time by the Trustees. A quorum shall exist if the holders of a majority of the outstanding Shares of the Trust entitled to vote without regard to Series are present in person or by proxy, but any lesser number shall be sufficient for adjournments. At all meetings of the Shareholders, votes shall be taken by ballot for all matters which may be binding upon the Trustees pursuant to Section 7.1 of the Declaration. On other matters, votes of Shareholders need not be taken by ballot unless otherwise provided for by the Declaration or by vote of the Trustees, or as required by the 1940 Act, but the chairman of the meeting may in his discretion authorize any matter to be voted upon by ballot.
SECTION   Inspectors.  At any meeting of Shareholders, the
chairman of the meeting may appoint one or more Inspectors of Election or Balloting to supervise the voting at such meeting or any adjournment thereof. If Inspectors are not so appointed, the chairman of the meeting may, and on the request of any Shareholder present or represented and entitled to vote shall, appoint one or more Inspectors for such purpose. Each Inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election or Balloting, as the case may be, at such meeting with strict impartiality and according to the best of his ability. If appointed, Inspectors shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.
SECTION   Shareholders' Action in Writing.  Nothing in this
Article I shall limit the power of the Shareholders to take any action by means of written instruments without a meeting, as permitted by Section 7.6 of the Declaration.
ARTICLE
TRUSTEES AND TRUSTEES' MEETINGS
SECTION   Number of Trustees.  There shall initially be one (1)
Trustee, and the number of Trustees shall thereafter be such number as from time to time shall be fixed by a vote adopted by a Majority of the Trustees.
SECTION   Regular Meetings of Trustees.  Regular meetings of the
Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine; provided, that notice of such determination, and of the time, place and purposes of the first regular meeting thereafter, shall be given to each absent Trustee in accordance with Section 2.4 hereof.
SECTION   Special Meetings of Trustees.  Special meetings of the
Trustees may be held at any time and at any place when called by the President or the Treasurer or by two (2) or more Trustees, or if there shall be fewer than three (3) Trustees, by any Trustee; provided, that notice of the time, place and purposes thereof is given to each Trustee in accordance with Section 2.4 hereof by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.
SECTION   Notice of Meetings.  Notice of any regular or special
meeting of the Trustees shall be sufficient if given in writing to each Trustee, and if sent by mail at least five (5) days, or by telegram, Federal Express or other similar delivery service at least twenty-four (24) hours before the meeting, addressed to his usual or last known business or residence address, or if delivered to him in person at least twenty-four (24) hours before the meeting. Notice of a special meeting need not be given to any Trustee who was present at an earlier meeting, not more than thirty-one (31) days prior to the subsequent meeting, at which the subsequent meeting was called. Notice of a meeting may be waived by any Trustee by written waiver of notice, executed by him before or after the meeting, and such waiver shall be filed with the records of the meeting. Attendance by a Trustee at a meeting shall constitute a waiver of notice, except where a Trustee attends a meeting for the purpose of protesting prior thereto or at its commencement the lack of notice.
SECTION   Quorum; Presiding Officer.  At any meeting of the
Trustees, a Majority of the Trustees shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Unless the Trustees have elected otherwise, either generally or in a particular case, the Trustees present at each meeting shall elect one of their number as chairman of such meeting.
SECTION   Organization.  The Board of Trustees may, by resolution
adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. The Chairman need not be a Trustee. In the absence or inability of the Chairman of the Board to act or if there is none, the President, or, in his absence or inability to act, another director chosen by a majority of the trustees present, shall act as chairman of the meeting and preside at the meeting. The Secretary, or, in his absence or inability to act, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.
SECTION   Participation by Telephone.  One or more of the Trustees
may participate in a meeting thereof or of any Committee of the Trustees by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
SECTION   Location of Meetings.  Trustees' meetings may be held at
any place within or without Massachusetts.
SECTION Votes. Voting at Trustees' meetings may be conducted orally, by show of hands or, if requested by any Trustee, by written ballot. The results of all voting shall be recorded by the Secretary in the minute book.
SECTION   Rulings of Chairman.  All other rules of conduct adopted
and used at any Trustees' meeting shall be determined by the chairman of such meeting, whose ruling on all procedural matters shall be final.
SECTION   Trustees' Action in Writing.  Nothing in this Article 2
shall limit the power of the Trustees to take action by means of a written instrument without a meeting, as provided in Section 4.2 of the Declaration.
SECTION   Resignations.  Any Trustee may resign at any time by
written instrument signed by him and delivered to the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time.
ARTICLE
OFFICERS
SECTION   Officers of the Trust.  The officers of the Trust shall
consist of a President, a Treasurer and a Secretary, and may include one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers as the Trustees may designate. Any person may hold more than one office.
SECTION   Time and Terms of Election.  The President, the
Treasurer and the Secretary shall be elected by the Trustees at their first meeting and shall hold office until their successors shall have been duly elected and qualified, and may be removed at any meeting by the affirmative vote of a Majority of the Trustees. All other officers of the Trust may be elected or appointed at any meeting of the Trustees. Such officers shall hold office for any term, or indefinitely, as determined by the Trustees, and shall be subject to removal, with or without cause, at any time by the Trustees.
SECTION   Resignation and Removal.  Any officer may resign at any
time by giving written notice to the Trustees. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Trustees may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning or removed shall have any right to any compensation for any period following such resignation or removal, or any right to damage on account of such removal.
SECTION   Fidelity Bond.  The Trustees may, in their discretion,
direct any officer appointed by them to furnish at the expense of the Trust a fidelity bond approved by the Trustees, in such amount as the Trustees may prescribe.
SECTION   President.  Unless the Trustees otherwise provide, the
President shall preside at all meetings of the Shareholders and of the Trustees. The President, subject to the supervision of the Trustees, shall have general charge and supervision of the business, property, affairs and personnel of the Trust and such other powers and duties as the Trustees may prescribe.
SECTION   Vice Presidents.  In the absence or disability of the
President, the Vice President or, if there shall be more than one, the Vice Presidents in the order of their seniority or as otherwise designated by the Trustees, shall exercise all of the powers and duties of the President. The Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments in the name of the Trust, and shall do and perform such other duties as the Trustees or the President shall direct.
SECTION   Treasurer and Assistant Treasurers.  The Treasurer shall
be the chief financial officer of the Trust, and shall have the custody of the Trust's funds and Securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys, and other valuable effects in the name and to the credit of the Trust, in such depositories as may be designated by the Trustees, taking proper vouchers for such disbursements, shall have such other duties and powers as may be prescribed from time to time by the Trustees, and shall render to the Trustees, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Trust. If no Controller is elected, the Treasurer shall also have the duties and powers of the Controller, as provided in these Bylaws. Any Assistant Treasurer shall have such duties and powers as shall be prescribed from time to time by the Trustees or the Treasurer, and shall be responsible to and shall report to the Treasurer. In the absence or disability of the Treasurer, the Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order of their seniority or as otherwise designated by the Trustees shall have the powers and duties of the Treasurer.
SECTION   Chief Accounting Officer and Assistant Accounting
Officers. If a Chief Accounting Officer is elected, he shall be the chief accounting officer of the Trust and shall be in charge of its books of account and accounting records and of its accounting procedures, and shall have such duties and powers as are commonly incident to the office of a controller, and such other duties and powers as may be prescribed from time to time by the Trustees. The Controller shall be responsible to and shall report to the Trustees, but in the ordinary conduct of the Trust's business, shall be under the supervision of the Treasurer. Any Assistant Accounting Officer shall have such duties and powers as shall be prescribed from time to time by the Trustees or the Chief Accounting Officer, and shall be responsible to and shall report to the Chief Accounting Officer. In the absence or disability of the Chief Accounting Officer, the Assistant Accounting Officer or, if there shall be more than one, the Assistant Accounting Officers in the order of their seniority or as otherwise designated by the Trustees shall have the powers and duties of the Chief Accounting Officer.
SECTION   Secretary and Assistant Secretaries.  The Secretary
shall, if and to the extent requested by the Trustees, attend all meetings of the Trustees, any Committee of the Trustees and/or the Shareholders and record all votes and the minutes of proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the Trustees, any Committee of the Trustees, and of the Shareholders and shall perform such other duties as may be prescribed by the Trustees. The Secretary, or in his absence any Assistant Secretary, shall affix the Trust's seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary. The Secretary shall be the custodian of the Share records and all other books, records and papers of the Trust (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed. In the absence or disability of the Secretary, the Assistant Secretary or, if there shall be more than one, the Assistant Secretaries in the order of their seniority or as otherwise designated by the Trustees shall have the powers and duties of the Secretary.
SECTION   Substitutions.  In case of the absence or disability of
any officer of the Trust, or for any other reason that the Trustees may deem sufficient, the Trustees may delegate for the time being the powers or duties, or any of them, of such officer to any other officer, or to any Trustee.
SECTION   Execution of Deeds, etc.  Except as the Trustees may
generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed or endorsed on behalf of the Trust by the President, one of the Vice Presidents or the Treasurer. SECTION Power to Vote Securities. Unless otherwise ordered by the Trustees, the Treasurer and the Secretary each shall have full power and authority on behalf of the Trust to give proxies for and/or to attend and to act and to vote at any meeting of stockholders of any corporation in which the Trust may hold stock, and at any such meeting the Treasurer or the Secretary, as the case may be, his proxy shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Trust might have possessed and exercised if present. The Trustees, by resolution from time to time, or, in the absence thereof, either the Treasurer or the Secretary, may confer like powers upon any other person or persons as attorneys and proxies of the Trust.
ARTICLE
COMMITTEES
SECTION   Power of Trustees to Designate Committees.  The
Trustees, by vote of a Majority of the Trustees, may elect from their number an Executive Committee and any other Committees and may delegate thereto some or all of their powers except those which by law, by the Declaration or by these Bylaws may not be delegated; provided, that the Executive Committee shall not be empowered to elect the President, the Treasurer or the Secretary, to amend the Bylaws, to exercise the powers of the Trustees under this Section 4.1 or under Section 4.3 hereof, or to perform any act for which the action of a Majority of the Trustees is required by law, by the Declaration or by these Bylaws. The members of any such Committee shall serve at the pleasure of the Trustees.
SECTION   Rules for Conduct of Committee Affairs.  Except as
otherwise provided by the Trustees, each Committee elected or appointed pursuant to this Article 4 may adopt such standing rules and regulations for the conduct of its affairs as it may deem desirable, subject to review and approval of such rules and regulations by the Trustees at the next succeeding meeting of the Trustees, but in the absence of any such action or any contrary provisions by the Trustees, the business of each Committee shall be conducted, so far as practicable, in the same manner as provided herein and in the Declaration for the Trustees.
SECTION   Trustees May Alter, Abolish, etc., Committees. The
Trustees may at any time alter or abolish any Committee, change the membership of any Committee, or revoke, rescind or modify any action of any Committee or the authority of any Committee with respect to any matter or class of matters; provided, that no such action shall impair the rights of any third parties.
SECTION   Minutes; Review by Trustees.  Any Committee to which the
Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. ARTICLE
SEAL
The seal of the Trust shall consist of a flat-faced circular die with the word "Massachusetts", together with the name of the Trust, the words "Trust Seal", and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document instrument or other paper executed and delivered by or on behalf of the Trust.
ARTICLE
SHARES
SECTION   Issuance of Shares.  The Trustees may issue Shares of
any or all Series either in certificated or uncertificated form, they may issue certificates to the holders of Shares of a Series which was originally issued in uncertificated form, and if they have issued Shares of any Series in certificated form, they may at any time discontinue the issuance of Share certificates for such Series and may, by written notice to such Shareholders of such Series require the surrender of their Share certificates to the Trust for cancellation, which surrender and cancellation shall not affect the ownership of Shares for such Series.
SECTION   Uncertificated Shares.  For any Series of Shares for
which the Trustees issue Shares without certificates, the Trust or the Transfer Agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares as if they had received certificates therefor and shall be held to have expressly assented and agreed to the terms hereof and of the Declaration.
SECTION   Share Certificates.  For any Series of Shares for which
the Trustees shall issue Share certificates, each Shareholder of such Series shall be entitled to a certificate stating the number of Shares owned by him in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice-President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Trust. Such signatures may be facsimiles if the certificate is countersigned by a Transfer Agent, or by a Registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.
SECTION   Lost, Stolen, etc., Certificates.  If any certificate
for certificated Shares shall be lost, stolen, destroyed or mutilated, the Trustees may authorize the issuance of a new certificate of the same tenor and for the same number of Shares in lieu thereof. The Trustees shall require the surrender of any mutilated certificate in respect of which a new certificate is issued, and may, in their discretion, before the issuance of a new certificate, require the owner of a lost, stolen or destroyed certificate, or the owner's legal representative, to make an affidavit or affirmation setting forth such facts as to the loss, theft or destruction as they deem necessary, and to give the Trust a bond in such reasonable sum as the Trustees direct, in order to indemnify the Trust.
SECTION 6.5 Record Transfer of Pledged Shares. A pledgee of Shares pledged as collateral security shall be entitled to a new certificate in his name as pledgee, in the case of certificated Shares, or to be registered as the holder in pledge of such Shares in the case of uncertificated Shares; provided, that the instrument of pledge substantially describes the debt or duty that is intended to be secured thereby. Any such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, and any such registration of uncertificated Shares shall be in a form which indicates that the registered holder holds such Shares in pledge. After such issue or registration, and unless and until such pledge is released, such pledgee and his successors and assigns shall alone be entitled to the rights of a Shareholder, and entitled to vote such Shares.
ARTICLE
CUSTODIAN
The Trust shall at all times employ a bank or trust company having a capital, surplus and undivided profits of at least Two Million Dollars ($2,000,000) as Custodian of the capital assets of the Trust. The Custodian shall be compensated for its services by the Trust upon such basis as shall be agreed upon from time to time between the Trust and the Custodian.
ARTICLE

AMENDMENTS
SECTION   Bylaws Subject to Amendment.  These Bylaws may be
altered, amended or repealed, in whole or in part, at any time by vote of the holders of a majority of the Shares (or whenever there shall be more than one Series of Shares, of the holders of a majority of the Shares of each Series) issued, outstanding and entitled to vote. The Trustees, by vote of a Majority of the Trustees, may alter, amend or repeal these Bylaws, in whole or in part, including Bylaws adopted by the Shareholders, except with respect to any provision hereof which by law, the Declaration or these Bylaws requires action by the Shareholders. Bylaws adopted by the Trustees may be altered, amended or repealed by the Shareholders.
SECTION   Notice of Proposal to Amend Bylaws Required.  No
proposal to amend or repeal these Bylaws or to adopt new Bylaws shall be acted upon at a meeting unless either (i) such proposal is stated in the notice or in the waiver of notice, as the case may be, of the meeting of the Trustees or Shareholders at which such action is taken, or (ii) all of the Trustees or Shareholders, as the case may be, are present at such meeting and all agree to consider such proposal without protesting the lack of notice.

As adopted: February 5th, 2001